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                                                                   EXHIBIT 10.31

                         AMENDED AND RESTATED TERM NOTE
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$240,000.00                                              Los Angeles, California
                                                         October 29, 1992


          FOR VALUE RECEIVED, the undersigned, RICHARD M. GREENWOOD, hereby promises to pay to the order of CITADEL HOLDING CORPORATION, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000.00)

          AT:    600 North Brand Boulevard
                 Glendale, California 91203,

as set forth below. Principal of this Amended and Restated Term Note shall be payable in full on August 4, 1996 (or such earlier date as the undersigned ceases to be employed by Fidelity Federal Bank, A Federal Savings Bank, or any successor thereto, the "Maturity Date"). This Amended and Restated Term Note
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shall not bear interest until February 4, 1995 and shall bear interest thereafter on the unpaid principal balance thereof until payment in full at the rate of 9% per annum. Interest shall be payable in arrears on the first day of each month, commencing March 1, 1995. Interest shall be computed for the exact number of days elapsed (including the first, excluding the last) on the basis of a year of 365 or 366 days, as applicable.

          The undersigned may prepay this Amended and Restated Term Note at any time, in whole or in part, and without penalty.

          The undersigned agrees to pay to the holder hereof any and all costs and expenses, including attorneys' fees and expenses, that the holder hereof may incur in connection with the collection of all sums payable hereunder or the exercise or enforcement of any its rights, powers or remedies under this Amended and Restated Term Note or applicable law. Any such amounts shall be payable on demand, with interest at the rate set forth above.

          The validity of this Amended and Restated Term Note and the rights of the parties thereto shall be determined under, and this Amended and Restated Term Note shall be governed by, and construed in accordance with, the laws of the State of California.
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          The undersigned expressly waives any presentment, demand, protest, notice of dishonor or any other notice of any kind in connection with this Amended and Restated Term Note now or hereafter required by applicable law.

          IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Term Note on August 4, 1994, effective as of the date set forth above.

                                                 /s/ Richard M. Greenwood
                                             _________________________________
                                                     Richard M. Greenwood

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